UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 25, 2015

___________________________________________
Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________________________________

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin 53202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
414-319-8500

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Joy Global Inc. (the “Company”) elected to redeem the entire $250 million aggregate principal amount of its 6.000% Senior Notes due 2016 (the “2016 Notes”), with such redemption to occur on October 28, 2015. In accordance with the indenture governing the 2016 Notes and as instructed by the Company, on September 25, 2015 the trustee delivered a notice of redemption to each holder of the 2016 Notes. The 2016 Notes will be redeemed at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest up to, but excluding, the redemption date and a “make whole” premium calculated in accordance with the indenture. The Company intends to finance the redemption of the 2016 Notes with a combination of cash on hand and borrowings under the Company's unsecured revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date:	September 25, 2015	By:	/s/ Matthew S. Kulasa
Matthew S. Kulasa
Vice President, Controller and Chief Accounting Officer